Exhibit 10.1

RETIREMENT AND NON-COMPETE AGREEMENT

This Retirement and Non-Compete Agreement (“Agreement”), is made this 31st day of August 2005, by and between George D. Bagley (“Executive”), an individual, and Alaska Airlines, Inc. (“Alaska”), an Alaska corporation that is a wholly owned subsidiary of Alaska Air Group, Inc. (“AAG”), a Delaware corporation.

WHEREAS, Executive is presently the Executive Vice President/Operations of Alaska, and he and Alaska are parties to that certain Employment Agreement dated January 30, 2002 (“the Employment Agreement”),

WHEREAS, Alaska and Executive both desire that Executive should provide transition consulting services to Alaska for a period of time following his retirement from Alaska,

NOW, THEREFORE, Alaska and Executive, in consideration of the covenants undertaken and the releases below, enter into this Agreement:

1. Voluntary Retirement. Executive shall retire from his position as Executive Vice President/Operations and as an employee of Alaska in any other capacity by executing Exhibit A attached hereto, such retirement to be effective January 1, 2006, (“the Retirement Date”), and Executive is deemed to have provided full and satisfactory notice of voluntary separation from Alaska in accordance with Section 5.3 of the Employment Agreement.

2. Separation Benefits. In addition to any vested retirement benefits to which Executive has contributed and/or the Company has contributed on Executive’s behalf, Alaska shall provide to Executive the following separation benefits on and following the Retirement Date:

a. Retirement Date Payments. On his Retirement Date, Executive will receive a final paycheck representing all unpaid salary earned through the Retirement Date and a lump-sum payment equal to six weeks base pay which represents all accrued but unused vacation.

b. Retirement Bonus. On his Retirement Date, Alaska shall pay to Executive a retirement bonus equal to a sum of $150,000, less all standard withholdings and authorized deductions, if Executive has not previously revoked this Agreement.

c. Performance-Based Pay Plan. You will be eligible for a 2005 Performance-Based Pay (“PBP”) payout, if any, based on your 2005 base wages earned through your last day worked.

d. Stock Options and Restricted Stock Units. Your Stock Options and Restricted Stock Units will continue to vest through your last day worked. If you choose to retire immediately following your last day on the active payroll, additional vesting time and time to exercise your options will be as set forth in your option agreements for a retiring officer.

3. Consulting Obligations. Executive agrees to execute the Consulting Agreement in the form attached hereto as Exhibit B and provide Consulting Services to the Company in accordance with the terms and conditions of the Consulting Agreement. In the event that Executive revokes this Agreement pursuant to Section 7(d), the Consulting Agreement shall also be revoked.

4. Agreement Inadmissible. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by Alaska of any violation of its policies, procedures, state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

5. General Release and Covenant Not To Sue. Except for those obligations created by or arising out of this Agreement, Executive on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Alaska, and its parent, subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as “Releasees,” with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against said Releasees, including any claims arising out of or in any way connected with his employment relationship with Alaska, or his voluntary retirement from the same, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964 (as amended), the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Washington Law Against Discrimination, the Washington Age Discrimination Law, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit.

6. Release of Unknown Claims. It is the intention of Executive in executing this Agreement that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon him by any law, statute, or legal doctrine that would otherwise prevent the release of unknown claims and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. Executive acknowledges that he may hereafter discover claims or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Executive acknowledges that he understands the significance and consequence of such release and waiver.

7. Federal Age Discrimination in Employment Act Waiver and Advisements. Executive expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Executive further expressly acknowledges and agrees that:

a. In return for this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

b. He was orally advised by Alaska and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

c. He was given a copy of this Agreement on August 31, 2005, and informed that he had 21 days within which to consider the Agreement; and

d. He was informed that he has seven (7) days following the date of execution of the Agreement in which to revoke the Agreement.

8. Confidential and Proprietary Information. Executive acknowledges that by reason of his position with Alaska he is aware of and has been given access to inventions, concepts, designs, processes, technologies, trade secrets, customer lists, marketing plans, business plans, and embodiments of the same, and other forms of confidential and proprietary information, whether or not developed by Executive. Executive agrees promptly to return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to Alaska which pertain to Alaska and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the same. Executive further represents that he has held all such information confidential and will continue to do so, and that he will not use such information and relationships for any business (which term herein includes a partnership, firm, corporation or any other entity) without the prior written consent of Alaska.

9. Non-Competition. Executive acknowledges and re-affirms his obligations under Section 7.2 of the Employment Agreement, which, as quoted below, survive the execution of this Agreement:

“Executive agrees that he will not, directly or indirectly, during his employment and for a period of one (1) year from the date on which his employment with Alaska terminates for any reason, be employed by, consult with or otherwise perform services for, awn, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor. A “Competitor” shall include, (a) any entity which provides air transportation services anywhere in the world, and (b) any business whose efforts are in competition with the efforts of the company, including, without limitation, any business whose efforts involve any research and development, products or services in competition with products or services which are, during or at the end of the Term, either (i) produced, marketed or otherwise commercially exploited by the Company or (ii) in actual or demonstrably anticipated research or development by the Company, unless released from such obligation in writing by Alaska’s Board of Directors. Executive shall be deemed to be related to or connected with a Competitor if such Competitor is (x) a partnership in which he is a general or limited partner or employee, (y) a corporation or association of which he is a shareholder, officer, employee or director, or (z) a partnership, corporation or association of which he is a member, consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by Executive of shares which constitute less than five percent of the outstanding equity securities of a publicly or privately held corporation, so long as Executive has no other relationship with such corporation.”

10. Non-Solicitation. Executive acknowledges and re-affirms his obligations under Section 7.3 of the Employment Agreement, which, as quoted below, survive the execution of this Agreement:

“Executive shall not, during his employment and for a period of one (1) year from the date on which his employment with Alaska terminate for any reason, directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Alaska to cease his or her relationship with Alaska or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier of Alaska to do business or in any way become associated with any Competitor. This Section 7.3 shall apply during the time period and geographical area described in Section 7.2 hereof.”

11. Cooperation with Investigations. Nothing in this Agreement limits, restricts or precludes either Alaska or Executive from cooperating with any governmental agency in the performance of its investigative or other lawful duties. Further, Executive agrees to cooperate fully with the Company, including but not limited to the prosecution or defense of any civil or criminal action or other legal proceedings in which the Company determines that Executive has relevant information or knowledge. Such cooperation shall include, without limitation, communicating with representatives (including attorneys) for Alaska, providing truthful testimony in oral or written form, preparing for such testimony with attorneys for Alaska, and reviewing documents in connection with such communications or preparations; provided, however, that the foregoing shall not be deemed to require Executive to waive any Fifth Amendment or other privilege with respect to events that occurred during Executive’s tenure at the Company or otherwise.

12. Full Payment of Compensation Due and Owing. Executive agrees that the payments described in paragraphs 2, 3, and 11 above are the sole and exclusive compensation to which he is entitled from Alaska or any other of the Releasees, and acknowledges that the payments described in said paragraphs fully satisfy any salary, wages, bonuses, accrued vacation, commissions, severance benefits, and any and all other benefits due to Executive.

13. No Assignments. Executive warrants and represents that he has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and shall defend, indemnify and hold harmless Releasees from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

14. No Disparagement. Executive agrees that he shall not make any disparaging, uncomplimentary or negative remarks about Alaska, AAG, or their products, business affairs or employees.

15. End of Employment Relationship. Executive and Alaska acknowledge that any employment relationship between them terminated on the Retirement Date, and that they have no continuing contractual relationship except as expressly provided in this Agreement.

16. Taxes. Executive agrees that he shall be exclusively liable for the payment of all federal and state taxes which may be due as the result of the consideration received herein and hereby represents that he shall make payments on such taxes at the time and in the amount required of him. In addition, Executive hereby agrees fully to defend, indemnify and hold harmless Releasees and each of them from payment of taxes, interest and/or penalties that are required of them by any government agency at any time as the result of payment of the consideration set forth herein.

17. Entire Agreement. This instrument constitutes and contains the entire agreement and final understanding concerning Executive’s employment, voluntary retirement from the same and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof, including without limitation the Employment Agreement and each and every provision therefore (including providing for severance, retirement, or other benefits not described in this Agreement. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

18. Revocation. Either Executive or Alaska may revoke this Agreement in its entirety during the seven (7) days following execution of the Agreement by Executive. Any revocation of the Agreement must be in writing and hand-delivered during the revocation period. This Agreement will become effective and enforceable seven (7) days following execution by Executive, unless it is revoked during the seven-day period.

19. Severability. If any provision of this Agreement or the application thereof is held invalid, such invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

20. Washington Law Governs. This Agreement shall be deemed to have been executed and delivered within the State of Washington, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Washington without regard to principles of conflict of laws.

21. Execution in Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

22. Binding Arbitration of Disputes. Any dispute or controversy between Executive, on the one hand, and Alaska (or any other Releasee), on the other hand, in any way arising out of, related to, or connected with this Agreement or the subject matter thereof, or otherwise in any way arising out of, related to, or connected with Executive’s employment with Alaska or the conclusion of Executive’s employment with Alaska, shall be resolved through final and binding arbitration before an arbitrator in King County, Washington. The arbitrator shall be selected by mutual agreement of the parties; if none, then by striking from a panel of seven arbitrators provided by the American Arbitration Association. By entering into this agreement to arbitrate, the parties voluntarily waive any right to have covered disputes decided by a court of law and/or jury. In the event of such arbitration, the prevailing party shall be entitled to recover all reasonable costs and expenses incurred by such party in connection therewith, including attorneys’ fees. The nonprevailing party shall also be solely responsible for all costs of the arbitration, including, but not limited to, the arbitrator’s fees, court reporter fees, and any and all other administrative costs of the arbitration, and promptly shall reimburse the prevailing party for any portion of such costs previously paid by the prevailing party. Any dispute as to the reasonableness of costs and expenses shall be determined by the arbitrator.

Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties and their counsel, and each of their agents, and employees and all others acting on behalf of or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by law.

23. Notice. All notices given hereunder (except for notices of revocation pursuant to paragraph 18 above) shall be given in writing, shall specifically refer to this

Agreement, and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof.

If to Executive:	George D. Bagley

If to Alaska:	Alaska Airlines, Inc.
Attn: Chief Executive Officer
19300 Pacific Highway South
Seattle, WA 98188
Fax: (206) 431-3819

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

24. Limitations on Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

I declare under penalty of perjury under the laws of the State of Washington that the foregoing is true and correct.

EXECUTED this 9th day of September 2005, at King County, Washington.

/s/ George D. Bagley
GEORGE D. BAGLEY

EXECUTED this 31st day of August 2005, at King County, Washington.

/s/ Dennis J. Hammel
ALASKA AIRLINES, INC.

By Dennis J. Hammel,

Its Vice President, Employee Services

EXHIBIT A

Date: September 9, 2005

William S. Ayer

Chairman, President and Chief Executive Officer

Alaska Airlines, Inc.

19300 International Blvd.

Seattle, Washington 98188

Dear Bill:

This is to advise you that, effective January 1, 2006, I hereby voluntarily retire from my position as Executive Vice President/Operations and any other capacity with Alaska Airlines, Inc.

Sincerely yours,

/s/ George D. Bagley

EXHIBIT B

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT for independent contractor consulting services (“Consulting Agreement”) is made and entered into as of September 9, 2005, by and between Alaska Airlines, Inc. (the “Company”), a corporation, and George D. Bagley (the “Contractor”), an individual.

IT IS AGREED:

1. Independent Contractor Relationship. In accordance with the mutual intentions of the Company and the Contractor, this Consulting Agreement establishes between them an independent contractor relationship, and all of the terms and conditions of this Consulting Agreement shall be interpreted in light of that relationship. There is no intention to create by this Consulting Agreement an employer-employee relationship or for Contractor to participate in any benefits offered to active employees of the Company.

2. Term. The Contractor shall provide services through January 1, 2007; provided, however, that the Contractor shall not be obligated to perform should Contractor become physically or mentally disabled from doing so. Notwithstanding the foregoing, the Consulting Agreement may be terminated at any time by the Company pursuant to paragraphs 13 and 15 of this Consulting Agreement.

3. Amount of Service. It is understood by the parties that the Company does not have the exclusive right to the Contractor’s services. It is understood and agreed, however, that the Company has the right (although it has no obligation) to use and the Contractor shall provide services for up to 30 days per calendar year to be rendered at mutually agreeable times and places and so as not to interfere unreasonably with other consulting or employment of the Contractor. The Contractor warrants and represents that there is no conflict of interest in the Contractor’s other contracts for services or other employment, if any, with the services to be provided pursuant to this Consulting Agreement and that the Contractor will ensure that no such conflict arises during the term of this Consulting Agreement (which includes but is in no way limited to use of another’s confidential and proprietary information).

4. Conflict of Interest Prohibited. It is also understood that, during the term of this Consulting Agreement, the Contractor may not consult, work or serve in any capacity for (1) another person or entity which intends to operate or does operate in any business in competition with the Company or (2) any past, current or future customer of the Company. The Contractor further acknowledges that he will comply with the terms of Sections 8, 9 and 10 of the Retirement Agreement entered into between Consultant and the Company.

5. Type of Service. The Company will purchase from the Contractor, and the Contractor will sell to the Company, any services reasonably requested by the Company, including services related to the transition of his former duties as an employee of the Company. William S. Ayer (or his or her successor) is the only person authorized to request the Contractor’s services.

6. Payment. During the term of this Consulting Agreement, the Company shall pay to the Contractor for his services (and will so pay even if it chooses not to exercise its right to use his services) a fee of $60,000 payable as follows: $15,000 on April 1, 2006; $15,000 on July 1, 2006; $15,000 on October 1, 2006; and $15,000 on January 1, 2007. This payment herein provided shall constitute full payment for the Contractor’s services to the Company during the term of this Consulting Agreement, and the Contractor shall not receive any additional benefits or compensation for consulting services, except that the Company will reimburse the Contractor for reasonable and customary expenses incurred at the Company’s request in connection with such consulting. All such costs and expenses shall be itemized by statement and each statement shall be accompanied by substantiating bills or vouchers. The Contractor must obtain prior authorization for any expenses which the Contractor reasonably expects to exceed $2,000. Air travel will be first class when available.

7. Contractor Responsible for its Agents and Employees. The Contractor shall select and shall have full and complete control of and responsibility for all agents, employees and subcontractors, if any, employed or used by the Contractor and for the conduct of the Contractor’s independent business and none of said agents, employees or subcontractors shall be, or shall be deemed to be, the agent, employee or subcontractor of the Company for any purpose whatsoever, and the Company shall have no duty, liability or responsibility, of any kind, to or for the acts or omissions of Contractor or such agents, employees or subcontractors, or any of them. Contractor agrees to defend, indemnify and hold the Company harmless from and with respect to any and all claims of any kind based on any act or omission of the Contractor or Contractor’s agents, employees or subcontractors.

8. Contractor Responsible for Taxes and Indemnification. Without limiting any of the foregoing, the Contractor agrees to accept exclusive liability for the payment of taxes or contributions for unemployment insurance or old age pensions or annuities or social security payments which are measured by the wages, salaries or other remuneration paid to the Contractor or the employees of the Contractor, if any, and to reimburse and indemnify the Company for such taxes or contributions or penalties which the Company may be compelled to pay. The Contractor also agrees to comply with all valid administrative regulations respecting the assumption of liability for such taxes and contributions.

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9. Means and Methods. The Contractor agrees to furnish personal services as provided herein as an independent contractor using the Contractor’s own means and methods.

10. Assignment of Work Product. (a) The Contractor hereby assigns the Company the entire right, title and interest for the entire world in and to all work performed, writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) made, conceived or reduced to practice or authorized by the Contractor, either solely or jointly with others, during the performance of this Consulting Agreement or with use of information, materials or facilities of the Company received or used by the Contractor during the period in which the Contractor is retained by the Company or its successor in business, under this Consulting Agreement. The Contractor shall promptly disclose to the Company all work(s), writing(s), formula(s), design(s), other invention(s) made, conceived, or reduced to practice or authored by the Contractor in the course of the performance of this Consulting Agreement.

(a) The Contractor shall sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of the Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purpose of securing to the Company or its nominees, patent, trademark, or copyright protection throughout the world upon all such writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s), title to which the Company may acquire in accordance with the provisions of this clause.

11. Contractor Work Product Owned by Company. All information developed under this Consulting Agreement, of whatever type relating to the work performed under this Consulting Agreement, shall be the exclusive property of the Company. All machines, instruments and products purchased, manufactured or assembled by the Contractor pursuant to this Consulting Agreement and paid for by the Company shall be the exclusive property of the Company. Upon termination of this Consulting Agreement, the Contractor shall dispose of such items as directed by the Company.

12. Confidentiality. The Contractor agrees that all data and information about the Company’s business, plans, finances, plants, equipment, processes and methods of operation disclosed to, acquired by or developed by the Contractor during performance of the work hereunder is and shall remain the exclusive property of the Company. Except for such information and data as can be proven by the Contractor to be in or to have entered the public domain through no fault of the Contractor or to have been in the Contractor’s possession prior to disclosure to the Contractor by the Company and/or the performance of Contractor’s services hereunder, Contractor shall during the term of the Consulting Agreement and thereafter in perpetuity maintain as confidential and not disclose to third parties or otherwise use, and will enjoin the Contractor’s employees,

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agents or subcontractors (as applicable) from using, such information except as duly authorized in the conduct of the Company’s business or as otherwise authorized in advance in writing. The Contractor agrees that such data and information shall be used by the Contractor solely for the purpose of performing services for the Company and not for the benefit of any other person or entity whatsoever.

13. Termination by Death. This Consulting Agreement shall automatically terminate upon the Contractor’s death. In such event, the Company shall be obligated to pay the Contractor’s estate or beneficiaries only the accrued but unpaid fees and expenses due as of the date of death.

14. No Assignments by Contractor. The Contractor shall not assign or transfer any rights under this Consulting Agreement without the Company’s prior written consent, and any attempt of assignment or transfer without such consent shall be void.

15. Washington Law Governs. This Consulting Agreement shall be deemed to have been executed and delivered within the State of Washington, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Washington without regard to principles of conflict of laws.

16. Severability. If any provision of this Consulting Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Consulting Agreement which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Consulting Agreement are declared to be severable.

17. Waiver of Breach. No waiver of any breach of any term or provision of this Consulting Agreement shall be construed to be, or shall be, a waiver of any other breach of this Consulting Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

18. Notice. All notices given hereunder shall be given in writing, shall specifically refer to this Consulting Agreement, and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof.

If to Executive:	George D. Bagley

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If to Alaska:	Alaska Airlines, Inc.
Attn: Chief Executive Officer
19300 Pacific Highway South
Seattle, WA 98188
Fax: (206) 431-3819

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

19. Compliance with Law. The Contractor shall comply with any and all applicable laws and regulations including but not limited to health, safety and security rules and regulations which are now in effect or which may become applicable.

20. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Consulting Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to final and binding arbitration, to be held in King County, Washington. The arbitrator shall be selected by mutual agreement of the parties; if none, then by striking from a panel of seven arbitrators provided by the American Arbitration Association. By entering into this agreement to arbitrate, the parties voluntarily waive any right to have covered disputes decided by a court of law and/or jury. In the event either party institutes arbitration under this Consulting Agreement, the party prevailing in any such arbitration shall be entitled, in addition to all other relief, to reasonable attorneys’ fees relating to such arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

21. Entire Agreement. This instrument constitutes and contains the entire Consulting Agreement and final understanding between the parties covering the services provided by the Contractor. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning consulting services provided by the Contractor. Any representation, promise or agreement not specifically included in this Consulting Agreement shall not be binding upon or enforceable against either party. This is a fully integrated document. This Consulting Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Consulting Agreement has not been executed in reliance upon any representations or promises except those contained herein.

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22. Headings Not Controlling. Headings are used only for ease of reference and are not controlling.

EXECUTED this 9th day of September 2005, at King County, Washington.

/s/ George D. Bagley
GEORGE D. BAGLEY

EXECUTED this 31st day of August 2005, at King County, Washington.

/s/ Dennis J. Hammel
ALASKA AIRLINES, INC.

By Dennis J. Hammel,
Its Vice President, Employee Services

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